UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2008

TraceGuard Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50329	98-0370398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Avenue, 9th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 401-5969

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On April 18, 2008, TraceGuard Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Golden Gate Investors, Inc. (“GGI”), which is further described in Item 3.02 below.

Item 2.03. Creation of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

With respect to this Item, disclosure is provided in Item 3.02 below.

Item 3.02. Unregistered Sales of Equity Securities.

On April 18, 2008, the Company entered into the Purchase Agreement with GGI pursuant to which the Company issued a $1,500,000 debenture (the “Company Debenture”) that is convertible into common stock, par value $0.01 per share (“Common Stock”), of the Company and, as consideration therefor, GGI delivered a cash payment of $225,000 and a secured promissory note of GGI in the amount of $1,275,000 (the “GGI Note”). The Company Debenture bears interest at a rate of 7% per annum, which is payable monthly in cash or, at the option of GGI, in shares of Common Stock at the then applicable conversion price, and matures on April 18, 2012. The GGI Note bears interest at a rate of 7.25% per annum, which is payable monthly in cash, and matures on May 31, 2012. As described in the respective instruments, the Company Debenture provides for an upward adjustment of the interest rate under certain circumstances and the GGI Note provides for a downward adjustment of the interest rate under certain circumstances. In addition, GGI is required to prepay a portion of the GGI Note (i) on the three month anniversary of closing in the amount of $200,000, provided that certain conditions set forth in the Purchase Agreement are satisfied, (ii) on the five month anniversary of closing in the amount of $225,000, provided that certain conditions set forth in the Purchase Agreement are satisfied and (iii) on a monthly basis commencing immediately following the six month anniversary of the closing in the amount of at least $200,000, provided that certain conditions set forth in the GGI Note are satisfied.

The principal amount of the Company Debenture is convertible by GGI at any time into shares of Common Stock at a per share conversion price equal the lesser of $0.50 or 70% of the average of the three lowest Volume Weighted Average Price (“VWAP”) per share of the Common Stock during the 20 trading days immediately preceding the conversion election. The conversion privilege applies only to the portion of the principal amount of the Company Debenture that is equal to the aggregate amount of cash paid by GGI to the Company at closing or paid by GGI to the Company as a prepayment on the principal amount of GGI Note and not previously converted into Common Stock pursuant to the terms of the Company Debenture. As set forth in the Company Debenture, if on the date that GGI elects to convert a portion of the Company Debenture the VWAP per share of the Common Stock is less than $0.15, the Company shall have the right to redeem such portion of the Company Debenture that is subject to the conversion election by the payment to GGI of an amount equal to 135% of such portion of the Company Debenture. Pursuant to its terms, GGI may not convert the principal amount of the Company Debenture to the extent that, following such conversion, GGI would beneficially own in excess of 4.99% of the outstanding Common Stock, which cap may be increased to 9.99% or entirely removed by GGI on not less than 61 days’ prior notice.

As set forth in the Purchase Agreement, GGI is required to purchase up to three additional convertible debentures of the Company, each in the amount of $1,500,000 and on the same terms and conditions as the purchase of the Company Debenture, upon the satisfaction of the condition that the Company Debenture, and each succeeding convertible debenture that has been purchased subsequent to the Company Debenture, has an outstanding principal amount that is not greater than $250,000, i.e., the purchase requirement arises when the previously purchased convertible debenture has been converted or otherwise redeemed so that no more than $250,000 is outstanding. Pursuant to the Purchase Agreement, GGI may eliminate the requirement to purchase any of the additional debentures of the Company by a payment to the Company of $25,000, which payment shall be reduced under certain conditions to $5,000 or $0. As also set forth in the Purchase Agreement, at any time during the 120 days following the closing of the purchase and sale of the Company Debenture (April 18, 2008), the Company has the right to redeem the Company Debenture, and to cancel any rights or obligations with respect to the issuance of additional convertible debentures, for a payment equal to 99% of the outstanding principal amount, plus accrued but unpaid interest.

The Company Debenture provides for various events of default, such as the failure to timely pay principal or interest, materially false or misleading representations, warranties or covenants by the Company in the Purchase Agreement or other related documents, certain insolvency conditions of the Company, the cessation of trading of the Common Stock, the Company’s failure to file required reports under the securities laws, or a Company default on any indebtedness in excess of $50,000. Upon a default, GGI would have the right to accelerate amounts due under the Company Debenture and demand immediate repayment of an amount equal to 135% of the principal amount of the Company Debenture.

To the extent that cash advances have been made by GGI to the Company at closing and pursuant to prepayments on the GGI Note, the Company Debenture is secured by a pledge to GGI of 3,000,000 shares of Common Stock by several stockholders of the Company pursuant to a Stock Pledge Agreement. The GGI Note is secured by all of the assets of GGI.

As set forth in the Purchase Agreement, the Company has granted a right of first refusal (i.e. the right to provide the financing on identical terms) to GGI relating to the sale for cash of debt and/or equity securities to third parties in an amount in excess of $1,000,000 at any time following GGI’s purchase of the second convertible debenture pursuant to the Purchase Agreement and within 18 months of the closing of the purchase and sale of the Company Debenture (April 18, 2008).

The Company Debenture (including the right to convert into shares of Common Stock) was issued without registration in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 promulgated thereunder, based on the fact that the Company Debenture and the shares issuable upon conversion thereof were not sold or offered pursuant to general solicitation, and in reliance upon the representation of GGI as to its status as an accredited investor, that it was purchasing such securities for its own account and not with a view to resale or distribution or any part thereof in violation of the 1933 Act and an acknowledgement by GGI that resale of such securities may not be made unless registered under the 1933 Act or another exemption is available. In addition, such securities bear a legend indicating such restrictions on transferability.

On April 20, 2008, the Company entered into private placement subscription agreements having the same terms and conditions with several individual purchasers pursuant to which the Company sold 255,000 “units” for an aggregate offering price of $102,000, or a per unit purchase price of $0.40. Each “unit” was comprised of one share of Common Stock and one warrant to purchase Common Stock with an exercise price of $0.80 and a term of exercise of three years. In the aggregate, the offering involved the sale of 255,000 shares of Common Stock and warrants to purchase 255,000 shares of Common Stock.

On April 20, 2008, the Company entered into a private placement subscription agreement with an individual purchaser pursuant to which the Company sold 166,667 shares of Common Stock for an aggregate offering price of $50,000, or a per share purchase price of $0.30. Such subscription agreement provides for the issuance of 190,501 shares of Common Stock to the purchaser as an anti-dilution adjustment of such purchaser’s previous investment of $100,013 in securities of the Company in March 2007.

On April 20, 2008, the Company entered into a private placement subscription agreement with an individual purchaser pursuant to which the Company sold 166,667 shares of Common Stock for an aggregate offering price of $50,000, or a per share purchase price of $0.30. Such subscription agreement provides for the issuance of 571,429 shares of Common Stock to the purchaser as an anti-dilution adjustment of such purchaser’s previous investment of $300,000 in securities of the Company in May 2007.

The shares sold pursuant to the aforementioned private placement subscription agreements were issued without registration in reliance upon the exemption afforded by the provisions of Regulation S, as promulgated pursuant to the 1933 Act, based on the fact that at the time of the offer and sale of such shares to the purchaser, the purchaser was not inside the U.S., and in reliance on the purchaser's representations that it was not a “U.S. person” (as defined in Regulation S) and it was not acquiring the securities for the account or benefit of any U.S. person. In addition, the shares bear a Regulation S restrictive legend.

The information contained in this Form 8-K does not constitute an offer of any securities for sale. In addition, the securities issued or issuable in the transactions described above have not been registered under the 1933 Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

4.1	7% Convertible Debenture issued by TraceGuard Technologies, Inc. to Golden Gate Investors, Inc.

4.2	Form of Warrant to Purchase Common Stock of TraceGuard Technologies, Inc.

10.1	Securities Purchase Agreement between TraceGuard Technologies, Inc. and Golden Gate Investors, Inc.

10.2	Letter Agreement between TraceGuard Technologies, Inc. and Golden Gate Investors, Inc.

10.3	Stock Pledge Agreement made by several stockholders of TraceGuard Technologies, Inc. in favor of Golden Gate Investors, Inc.

10.4	Secured Promissory Note issued by Golden Gate Investors, Inc. to TraceGuard Technologies, Inc.

10.5	Form of Private Placement Subscription Agreement between TraceGuard Technologies, Inc. and several individual purchasers

10.6	Form of Private Placement Subscription Agreement between TraceGuard Technologies, Inc. and an individual purchaser

10.7	Form of Private Placement Subscription Agreement between TraceGuard Technologies, Inc. and an individual purchaser

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 23, 2008

TRACEGUARD TECHNOLOGIES, INC.

By:	/s/ David Ben-Yair
Name: David Ben-Yair
Title: Chief Financial Officer